EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement (No. 333-57695, 333-48678, 333-72680, and 333-82684) on Form S-8 of
Mobius Management Systems, Inc. of our reports dated July 24, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Stamford, CT
September 08, 2003